Exhibit 99.b(j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2020, relating to the financial statements and financial highlights of Victory RS Growth Fund, Victory RS Mid Cap Growth Fund, Victory RS Science and Technology Fund, Victory RS Select Growth Fund, Victory RS Small Cap Equity Fund and Victory RS Small Cap Growth Fund, each a series of Victory Portfolios, for the year ended December 31, 2019, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Ongoing Arrangements to Disclose Portfolio Holdings” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

August 21, 2020

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 25, 2020, relating to the financial statements and financial highlights of Victory RS Mid Cap Growth Fund and Victory RS Small Cap Equity Fund, each a series of Victory Portfolios, for the year ended December 31, 2019, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Ongoing Arrangements to Disclose Portfolio Holdings” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

August 21, 2020